EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 333-52766 and No. 333-124818) pertaining to the Garmin International, Inc. 401(k) and Pension Plan of our report dated June 28, 2007, with respect to the financial statements and supplemental schedule of the Garmin International, Inc. 401(k) and Pension Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Kansas City, Missouri
June 28, 2007

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